Exhibit 10.3

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of October 2, 2015, made by ELIZABETH ARDEN, INC., a Florida corporation (the “Grantor”) in favor of Bank of America, N.A., as collateral agent (the “Collateral Agent”) in connection with that certain Third Amended and Restated Credit Agreement dated as of January 21, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Grantor, the financial institutions from time to time party thereto as banks (the “Banks”), the Collateral Agent and JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent” and, together with the Collateral Agent, the “Agents”).

RECITALS

In connection with an amendment to the Second Lien Credit Agreement dated as of the date hereof, the Grantor executed and delivered a security agreement in favor of JPMorgan Chase Bank, N.A., in its capacity as second lien lender (the “Second Lien Lender”), to grant a security interest in favor of the Second Lien Lender with respect to certain property of the Grantor as set forth therein (the “Second Lien IP Security Agreement”).

In accordance with the Intercreditor Agreement, the Grantor is contemporaneously executing this Agreement to grant a security interest in favor of the Collateral Agent for the benefit of the Agents and the Banks with respect to the same property as described in the Second Lien IP Security Agreement and as further set forth herein.

NOW, THEREFORE, in consideration of the premises and to induce the Banks to continue to make their respective extensions of credit to the Grantor under the Credit Agreement, the Grantor hereby agrees with the Collateral Agent for the benefit of the Agents and the Banks as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following term is used herein as defined in the New York UCC: Commercial Tort Claim.

(b) The following terms shall have the following meanings:

“Agreement”: this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral”: as defined in Section 2.

“Event of Default”: shall have the meaning as set forth in the Credit Agreement.

“Intellectual Property”: (a) (i) the trademarks, trade names, service marks and trademark applications and registrations set forth on Exhibit A attached hereto, including all renewals and extensions thereof and all goodwill associated therewith (the “Specified Marks”), (ii) all legally protectable logos, trade dress, copyrights or copyrighted works (including without limitation, trade dress rights, copyrights and copyrighted works in labels, packaging, or product design or configuration) that are used exclusively on or embodied exclusively in items or products bearing the Specified Marks but not bearing any other trademarks, service marks or trade names, to the extent owned by the Grantor and subject to any third party rights not arising through Grantor, such products being referred to as the “Specified Marks Products”, and any Internet domain names utilizing the Specified Marks, (iii) any trade secrets, know-how, formulas, compositions and technical data owned by the Grantor related exclusively to the Specified Marks Products, (iv) all rights granted or retained in licenses in respect of any of the foregoing and (v) all renewals and extensions of the foregoing; (b) all rights to royalties, income, profits, compensation, license fees or other payments or remuneration of any kind relating to any of the foregoing, including, without limitation, damages, claims and payments for past and future infringements thereof; (c) all rights to bring any action at law or in equity for the past, present or future infringement of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing and the right to receive all payments and damages or other remedies therefrom and (d) all rights corresponding to any of the foregoing in the United States.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: the Obligations (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity thereof and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

“Proceeds”: all “proceeds” as such term is defined in Section 9-306(1) of the New York UCC.

1.2 Other Definitional Provisions.

The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references’ are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. GRANT OF SECURITY INTEREST AND LICENSE

2.1 Grant of Security Interest. The Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Agents and the Banks, a security interest in, all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all Intellectual Property;

(b) all Commercial Tort Claims arising out of the infringement of any Intellectual Property or breach of the Grantor’s rights with respect thereto;

(c) all books, records and documents pertaining to the Collateral, including, without limitation, copies of all trademark file histories for, and other documents solely related to, the prosecution of all trademark registrations and applications for, or otherwise solely related to, the Intellectual Property; and

(d) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

SECTION 3. REPRESENTATIONS AND WARRANTIES

The Grantor hereby represents and warrants to the Collateral Agent that:

3.1 Title; No Other Liens. Except for the security interest granted in favor of the Collateral Agent pursuant to this Agreement, the other Liens in favor of the Second Lien Lender under the Second Lien IP Security Agreement encumbering the Collateral as described in the Intercreditor Agreement and the other Liens permitted by the Credit Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement, as have been filed in favor of the Second Lien Lender pursuant to the Second Lien IP Security Agreement or as are otherwise permitted by the Credit Agreement.

3.2 Perfected Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule A (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form), and recordation by the government agencies identified in Schedule A, will constitute valid perfected security interests in all of the Collateral in which a security interest can be perfected by the filing of a financing statement and/or the other filings and actions specified on Schedule A in favor of the Collateral Agent as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Grantor and any Persons purporting to purchase any Collateral from the Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

3.3 Chief Executive Office. On the date hereof, the Grantor’s jurisdiction of organization and the location of the Grantor’s chief executive office or sole place of business are specified on Schedule B.

SECTION 4. COVENANTS

Subject to Section 7.13, the Grantor covenants and agrees with the Collateral Agent that, from and after the date of this Agreement until the Obligations shall have been paid in full in cash:

4.1 Maintenance of Collateral and Perfected Security Interest; Further Documentation.

(a) The Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) The Grantor will furnish to the Agents from time to time statements and schedules further identifying and describing the assets and property of the Grantor and such other reports in connection therewith relating to Collateral as the Agents may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of either of the Agents, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agents may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

(d) The Grantor shall take all actions necessary or requested by either of the Agents to maintain the registration of the Intellectual Property that is identified on Exhibit A, to the extent such actions are legally possible, including the filing of applications for renewals, affidavits of use, affidavits of noncontestability and, as reasonably determined by the Grantor, opposition, interference and cancellation proceedings.

(e) The Grantor shall, unless it shall reasonably determine that such Intellectual Property constituting Collateral is in no way material to the conduct of its business or operations, or that such infringement, misappropriation or dilution will not materially affect the value of the Intellectual Property constituting Collateral, promptly take appropriate action (as reasonably determined by the Grantor) against any actionable infringement, misappropriation or dilution and to recover any and all damages (if applicable) for such infringement, misappropriation or dilution of such Intellectual Property constituting Collateral, and shall take such other reasonable actions as the Agents shall deem appropriate under the circumstances to protect such Collateral. In the event that the Grantor institutes suit because any of the Intellectual Property constituting Collateral is infringed upon, or misappropriated or diluted by a third party, the Grantor shall promptly, and in any event within two (2) business days after such suit is instituted, notify the Agents of such Commercial Tort Claim and, unless the Agents otherwise consent, the Grantor shall enter into an amendment to this Agreement, granting to the Collateral Agent a security interest in such Commercial Tort Claim being first in priority to all other Liens.

If an Event of Default exists and either of the Agents then requests, the Grantor shall take such action as the Agents may reasonably request to perfect and protect the security interests of the Collateral Agent in all of the Collateral. The Grantor agrees that if any proceeds of any Collateral (including any payment intangible) shall be received by it while a Default exists, it shall promptly deliver such proceeds to the Collateral Agent with any necessary endorsements, and until such proceeds are delivered to the Collateral Agent, such proceeds shall be held in trust by it for the benefit of the Collateral Agent and shall not be commingled with any other funds or property of it.

4.2 Changes in Locations, Name, etc. The Grantor will not, except upon 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein: (a) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.3; or (b) change its name, identity or corporate structure to such an extent that any financing statement filed in favor of the Collateral Agent in connection with this Agreement would become misleading.

4.3 Notices.

(a) The Grantor will advise the Collateral Agent promptly, in reasonable detail, of any Lien (other than Liens created hereby, the Liens of the Second Lien Lender governed by the Intercreditor Agreement or other Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.

(b) The Grantor will notify the Agents immediately if it knows or has reason to know that any application or registration relating to any Intellectual Property constituting Collateral may become abandoned, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Grantor’s ownership of any Intellectual Property constituting Collateral, its right to register the same, or to keep and maintain the same.

SECTION 5. REMEDIAL PROVISIONS

5.1 Application of Proceeds. After an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds held in any collateral account and all other Proceeds in payment of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not to so apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be turned over to whomsoever may be lawfully entitled to receive the same.

5.2 Code and Other Remedies. After an Event of Default shall have occurred and be continuing, the Collateral Agents may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without further demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below), to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. The Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.2, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by the Collateral Agent of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.3 Waiver; Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agents to collect such deficiency.

SECTION 6. THE COLLATERAL AGENT

6.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following after and during the continuance of an Event of Default:

(i) in the name of the Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(ii) execute, in connection with any sale provided for in Section 5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

(b) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Borrowings under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the Grantor, shall be payable by the Grantor to the Collateral Agent on demand.

(c) The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2 Filing of Financing Statements. Pursuant to the New York UCC and any other applicable law, the Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent for the benefit of the Agents and the Banks under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

6.3 Authority of Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Second Lien Lender and the Collateral Agent, be governed by the Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but the Intercreditor Agreement shall not give the Grantor any substantive rights except as may be specifically set forth therein and any obligations of the Collateral Agent to the Second Lien Lender thereunder may not be enforced by the Grantor against the Collateral Agent.

SECTION 7. MISCELLANEOUS

7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by an agreement in writing between the Grantor and the Collateral Agent.

7.2 Notices. All notices, requests and demands to or upon the Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in the Credit Agreement.

7.3 No Waiver by Course of Conduct; Cumulative Remedies. The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4 Enforcement Expenses; Indemnification.

(a) The Grantor agrees to pay or reimburse the Agents for all their costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Agents.

(b) The Grantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The Grantor agrees to pay, indemnify, and hold the Collateral Agent and its Related Parties (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the Obligations and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by such Indemnitee (all the foregoing, collectively, the “Indemnified Liabilities”), provided, that the Grantor shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(d) The agreements in this Section 7.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

7.5 Successors and Assigns. This Agreement shall be binding upon the Grantor and on the successors and assigns of the Grantor and shall inure to the benefit of the Agents and their successors and assigns; provided that Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

7.6 Set-Off. The Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time after the occurrence and during the continuance of any Event of Default without notice to the Grantor, any such notice being expressly waived by the Grantor, to set-off and hold as collateral security in any collateral account or otherwise as cash collateral for the Obligations to be applied to the Obligations when due, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent to or for the credit or the account of the Grantor, or any part thereof in such amounts as the Collateral Agent may elect, against and on account of the obligations and liabilities of the Grantor to the Collateral Agent hereunder and claims of every nature and description of the Collateral Agent against the Grantor, in any currency, whether arising hereunder or under any other Loan Document or otherwise, as the Collateral Agent may elect, whether or not the Collateral Agent has made any demand for payment, whether or not any of the Obligations are otherwise fully secured and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent shall notify the Grantor promptly of any such set-off and the application made by the Collateral Agent of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent under this Section 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent may have.

7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic communication), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.

7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantor and the Collateral Agent with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.12 Acknowledgments. The Grantor hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party; (b) the Agents have no fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantor, on the one hand, and the Agents, on the other hand, in connection herewith or therewith is solely that of borrower and lenders; and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Grantor and the Agents.

7.13 Termination of Agreement and Release of Liens. In the event that (a) the Second Lien Loan has been repaid in full and the Second Lien IP Security Agreement has been terminated and all Liens created in favor of the Second Lien Lender thereunder have previously been or are being released contemporaneously with the release of all Liens created in favor of the Collateral Agent pursuant to this Agreement, (b) the minimum Debt Service Coverage Ratio of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP as of the end of the most recently ended fiscal quarter for the preceding twelve months is greater than 1.0 to 1.0 and (c) no Default or Event of Default exists immediately prior to or after giving effect to the release of such Liens, as evidenced in a certification provided by the Grantor to the Agents, this Agreement shall be terminated and the Liens in favor of the Collateral Agent created hereunder shall be released. Upon the Grantor’s reasonable request, the Agents shall execute documents as may be required to evidence any release described above and to authorize the filing of UCC-3 termination statements or other applicable filings.

[Signature Page Follows]

SECURITY AGREEMENT, PAGE 9

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

ELIZABETH ARDEN, INC.

By:	/s/ Marcey Becker
Marcey Becker, Senior Vice President, Finance & Corporate Development

[SIGNATURE PAGE TO SECURITY AGREEMENT - ELIZABETH ARDEN, INC.]

Schedule A

Filings and Other Actions Required to Perfect Security Interests

Elizabeth Arden, Inc.	Florida Secretary of State

United States Patent and Trademark Office

Schedule B

Location of Jurisdiction of Organization

and Chief Executive Office

Company	State of Incorporation	Chief Executive Office

Elizabeth Arden, Inc.	Florida	Florida

SCHEDULES TO SECURITY AGREEMENT

EXHIBIT A

SPECIFIED MARKS

Mark Name	Country	Class	Current Owner	Status	App. No.	App. Date	Reg. No.	Reg. Date	Renewal Date
CURVE	United States	3	Liz Claiborne, Inc.	Registered	74670680	5/8/1995	2027829	12/31/1996	12/31/2016
CURVE APPEAL	United States	3	Liz Claiborne, Inc.	Registered	85157271	10/20/2010	4180104	7/24/2012	7/24/2022
CURVE CRUSH	United States	3	Liz Claiborne, Inc.	Registered	78294759	9/2/2003	2973691	7/19/2005	7/19/2025
CURVE KICKS	United States	3	Liz Claiborne, Inc.	Registered	78971107	9/11/2006	3310027	10/9/2007	10/9/2017
CURVE Stylized	United States	3	Liz Claiborne, Inc.	Registered	75335788	8/4/1997	2160698	5/26/1998	5/26/2018
CURVE WAVE	United States	3	Liz Claiborne, Inc.	Registered	78482365	9/13/2004	3069386	3/14/2006	3/14/2016
CURVE. SEE WHERE IT TAKES YOU.	United States	3	Liz Claiborne, Inc.	Registered	75298339	5/27/1997	2132886	1/27/1998	1/27/2018

EXHIBIT A TO SECURITY AGREEMENT